EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-60966 on Form S-3, Post Effective Amendment No. 3 to Registration Statement No. 33-29147 on Form S-8, Registration Statement Nos. 33-66488 and 33-72582 on Form S-8, Post Effective Amendment No. 1 to Registration Statement Nos. 33-46773 and 33-87974 on Form S-8, Amendment No. 1 to Registration Statement No. 333-32433 on Form S-4, Amendment No. 1 to Registration Statement Nos. 333-80377 and 333-80377-1 on Form S-3, Amendment No. 2 to Registration Statement Nos. 333-85612 and 333-85612-01 on Form S-3, Registration Statement No. 333-127459 on Form S-3, Registration Statement Nos. 333-102812 and 333-118324 on Form S-8, Registration Statement No. 333-127702 on Form S-3, and Registration Statement No. 333-129094 on Form S-3 of our reports dated March 6, 2006, relating to the consolidated financial statements and financial statement schedules of Duquesne Light Holdings, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Duquesne Light Holdings, Inc. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 6, 2006